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                   CONSENT OF INDEPENDENT ACCOUNTANT

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-11141 and 333-35918) of Aquis Communications Group, Inc. of our report dated March 28, 2000, except for
Note 22 for which the date is September 27, 2000 and our report dated February 12, 1999 on Bell Atlantic Paging, Inc. which appears in Aquis Communications Group, Inc.'s current report on Form 8-K filed with the Securities and Exchange Commission on October 4, 2000.

PricewaterhouseCoopers LLP

New York, New York
October 4, 2000